UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Dated February 9, 2007
of
AGCO CORPORATION
A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition
On February 9 2007, AGCO Corporation issued a press release reporting its financial results for the fourth quarter and full year ended December 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1.
In the press release, AGCO uses non-GAAP financial measures. For purposes of SEC Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Non-GAAP financial measures should not be considered as alternatives to operating income, net income and earnings per share as computed under GAAP for the applicable period. AGCO considers operating income, net income and earnings per share to be the most comparable GAAP financial measures, and AGCO has included, as a part of the press release, a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.
AGCO uses income from operations, net income, and earnings per share amounts that have been adjusted to exclude restructuring and other infrequent expenses. Restructuring and other infrequent expenses occur regularly in AGCO’s business, but vary in size and frequency. The 2006 year-to-date amounts disclosed have been adjusted for a non-cash goodwill impairment charge associated with the Company’s Sprayer business. The valuation analysis performed as of October 1, 2006 resulted in a complete write off of the goodwill associated with the Company’s Sprayer business. The 2005 year-to-date amounts disclosed have been adjusted for costs associated with a June 2005 bond redemption, as well as a non-cash adjustment to increase AGCO’s valuation allowance against its U.S. deferred income tax assets. The redemption of AGCO’s bonds during June 2005 resulted in a one-time charge related to the premium paid to redeem the bonds, and the non-cash adjustment recorded during the fourth quarter of 2005 to increase AGCO’s valuation allowance against its U.S. deferred income tax assets resulted in a one-time charge to the tax provision. AGCO believes that the adjusted amounts provide investors useful information because the expenses that are excluded relate to events that resulted in a significant impact during the quarter, but will recur only in varied amounts and with unpredictable frequency. Management also uses these amounts to compare performance to budget.
AGCO’s management frequently refers to the Company’s net debt which reduces total debt by outstanding cash. Management uses this measurement as a means of describing the Company’s financial structure and financial strength.
Lastly, AGCO’s management historically has focused on the generation of cash flow in order to reduce indebtedness and for other corporate purposes. Management uses free cash flow to assess its performance in this area. AGCO believes that free cash flow provides a meaningful measure to investors because, unlike cash flow from operations, it includes the impact of capital expenditures and, therefore, provides a more complete picture of cash generation.
The information in this Form 8-K and the Exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing of AGCO under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits
(d) Exhibit
99.1 Press Release of AGCO Corporation, issued February 9, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

	By:	/s/ Andrew H. Beck

Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: February 9, 2007

Exhibit Index

Exhibit No.	Description

99.1	Press Release of AGCO Corporation, issued February 9, 2007